Exhibit 99.1

Sino Agro Food, Inc. Reports Record Revenue of $16M with EPS of $0.08 for 1st Quarter 2012.

$16 Million in Revenue Sets New Record 1st Quarter and Represents 411% Growth over 1st Quarter of 2011.

GUANGZHOU, China, May 18th, 2012 — Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with its principal operations located throughout the Peoples Republic of China (“PRC”), is pleased to announce financial results for the 1st Quarter of 2012.

Consolidated Financial Summary:

	Q1 2012	Q1 2011	Change
Revenue	$15,980,016	$3,121,531	411.93%
Gross Profit	$8,013,592	$1,930,916	315.02%
Net Income Continued Op's	$5,632,769	$910,913	518.37%
Basic EPS Continued Op's	$0.08	$0.02	300.00%
Diluted EPS Continued Op's	$0.07	$0.01	600.00%

Earnings Call Information

The Company will host an earnings call on May 25, 2012 at 12:00 PM EST to discuss financial results for the 1st Quarter of 2012. To participate in the conference call please make note of the following information:

Date: May 25, 2012

Time: 12:00 PM, U.S. Eastern Standard Time

Participant Dialing Instructions:

Toll Free Number: 1 (800) 868-1837

Direct Dial Number: 1 (404) 920-6440

Conference Code: 574559#

Conference Playback Instructions:

Toll Free Number: 1 (800) 704-9804

Direct Dial Number: 1 (404) 920-6604

Conference Code: * then 574559#

Aquaculture Operations

Revenue from fishery increased by $9,534,864 or 611.31% to $11,094,609 for the three months ended March 31, 2012 from $1,559,745 for the three months ended March 31, 2011. The increase was primarily due to our increased contract service income from fishery and prawn development contracts and sale of fish for the three months ended March 31, 2012 compared to such consulting income and sale of fish for the three months ended March 31, 2011.

Enping, Guangdong Operations: During the three months ended March 31, 2012, the Company sold almost 116,000 sleepy cod averaging 575g/fish. The Company anticipates that its production will gradually increase each quarter hereafter based on stocking volumes of the past months, especially when the contract for the supply of 500,000 fish executed in October 2011 is expected to begin resulting in sales in June 2012.

Also during three months ended March 31, 2012, Triway (a wholly owned subsidiary of the Company) acquired an additional 25% equity stake in the Enping Fishery operations, resulting in a 50% equity position.

Open Dam Fish Operations: During the three months ended March 31, 2012, there were over 73,000 sleepy cod averaging above 523g/fish being harvested and sold. The Company anticipates that as the weather gets warmer there will be more fish harvested and sold from this farm.

Management of Capital Award, Inc., a wholly owned subsidiary of the Company ("CA"), has concluded that the open dam concept, although faced with many external seasonal factors compared to our A Power Module in-house farms, remains a viable option because the weather in Guangdong Province, where the open dam farm is located, is rather mild compared to other parts of China (e.g., Northern China is too cold, the central part of China is too dry and the coastal part of China is too windy), and because the sale price of live sleepy cod is relatively stable in China. A new grow-out contract with the existing grower for an additional 600,000 fish was executed in March 2012 and will remain in force through 2014, but at a slightly higher price of RMB45/fish instead of RMB40/fish as contracted in 2011.

Cattle Farm, Beef and Fertilizer Operations

Organic fertilizer: Revenue from organic fertilizer increased by $13,061 to $13,061 for the three months ended March 31, 2012 from $0 for the three months ended March 31, 2011. The Company did not conduct this business during the three months ended March 31, 2011.

Revenue – Cattle farm: Revenue from cattle farm increased by $941,460 to $941,460 for the three months ended March 31, 2012 from $0 for the three months ended March 31, 2011. The Company did not conduct this business during the three months ended March 31, 2011.

Revenue - Beef: Revenue from beef increased by $2,369,100 to $3,930,886 for the three months ended March 31, 2012 from $1,561,786 for the three months ended March 31, 2011. The increase was primarily due to our increase in sales of beef.

Xining, Qinghai Operations: The Sino Joint Venture Company (“SJAP”) situated at HuangYuan Town, Xining City Qinghai Province, sold 11,403 MT and manufactured 4,206 MT of organic fertilizer. SJAP also sold over 5,442 MT and produced 988 MT of livestock feed, sold 501 head of cattle over 13 month-old and bought 430 head of 5 to 6 month-old cattle.

Management anticipates having completed, furnished and staffed its four-story corporate office building by May 31, 2012. This facility should result in a much more streamlined operation that we have been diligently working toward over the past three years.

We have now constructed and fitted out a total of 12 cattle houses as of April 30, 2012, with the capacity to house up to 1,500 head of cattle at any given time. Work on constructing and fitting out more cattle houses are in progress targeting to complete the planned capacity to house up to 2,500 head of cattle before the end of this year.

Most of the infrastructure work on the drainage channel systems are in progress, which when completed will pipe cattle waste to a centralized collection basin where a Mash Gas station is expected to be constructed during 2013. Upon completion of the Mash Gas station, SJAP will begin processing cattle waste as its main source of raw material for manufacturing organic fertilizer

70% of landscaping and roadwork has been completed around the 28-acre compound. SJAP is a now a show case operation in HuangYuan City.

During the three months ended March 31, 2012, the HuangYuan Government awarded a cash grant of RMB500,000 to SJAP toward development of its Enzyme factory targeted to be completed by the end of 2012 at a total cost of about US $2 million. The HuangYuan Government is authorized to provide grant funding of up to 66% of total development cost on selected projects.

The HuangYuan Government in conjunction with SJAP is replicating SJAP’s cattle housing model for local farmers with the understanding that SJAP will purchase all mature beef (estimated to be up to 10,000 head) for processing at its new boning and cold storage facility, scheduled to be constructed in 2012 and to be online by the second quarter of 2013.

Linli, Hunan Operations: As of April 30, 2012, development and construction work on the Mixed Fertilizer manufacturing facility are being carried out consisting of a 7,000 square meter production and storage factory, external fencing to cover the production area of about 11.55 acres of land, internal roads, landscaping, drainage, a 300 square meter office, staff quarters that will provide accommodation for up to 25 workers and all related basic infrastructure, etc. Current Stage 1 development should be completed by August 2012 with a capacity to produce up to 10,000 MT/year.

Current wholesale prices on mixed fertilizer are much greater than organic fertilizer (e.g., up to RMB3,600/MT for mixed fertilizer versus RMB1,100/MT for organic fertilizer), resulting in greater profit margins for operations.

Enping, Guangdong Operations: During the three months ended March 31 2012, MEIJI paid a deposit of US $1.25m toward its purchase of 25% equity in a cattle farm; the Sino Joint Venture Company is anticipating official approval of its partnership by August 2012.

The cattle farm’s major construction has been completed and is under operation, currently rearing over 200 head of cattle as of April 30, 2012, with further improvements in progress (e.g., construction of more feed storage facilities, general landscaping, and furnishing and fitting of office and staff quarters). Management expects these improvements to continue throughout 2012, creating a complex that, like our other developments throughout China, is self-sufficient.

The Company expects that there will be 125 to 150 head of beef cattle ready for market during the second quarter of 2012. Based on trials conducted during the first quarter of 2012, management expects positive sales results since our top graded quality meat was well received by some of the prime hotels and restaurants in Beijing and in Guangzhou City.

Macau EIJI is negotiating with two groups to provide consulting and servicing contracts to build more cattle farms using our free-range system and SJAP technology; management anticipates entering into a contract with one of them in May 2012.

Plantation Operations

Plantation: As usual, there is no revenue the first quarter of each year.

Development and construction work on green housing on 10 acres of the plantation is in progress and trials on irrigation, disease control and fertilizer application is expected to commence sometime in June 2012, before harvest season begins.

For the remainder of the plantation, the heavy rain fall in April 2012 should prove beneficial as compared to the dry weather experienced in April 2011, and with all other conditions remaining equal should result in a better harvest for 2012.

Development and construction of the nursery station facility for the nurturing of asparagus seedlings will be on the same 50 Mu block of land where the 1st Prawn Farm is located, and will begin once the major development work for the prawn farm is completed.

Marketing and Distribution Network

On March 16, 2012, the Company entered a 5-year lease for an approximate 650 square meter (~7000 square feet) space at the newly established Wholesale Fish and Seafood Market situated within Guangzhou City that is earmarked to replace the old Guangzhou Fish Market.

Renovation on this property is in the works for our first wholesale distribution center consisting of a cold storage facility including quick freezing, freezer and chill rooms, a processing and packaging area, and a retail outlet for live and frozen seafood. We anticipate the bulk of these developments to be completed on or before June 30, 2012, with operations beginning immediately upon completion.

Management knows that most of China’s aquaculture imports (live or frozen), most of which originate in South Asian countries (e.g., Thailand, Vietnam, Indonesia, etc.), are extremely poor in quality because of infestation with chemicals and pollutants unfit for human consumption. As of March 31, 2012, much of the seafood from South Asian countries to China has been banned. China’s aquaculture industry faces the same dilemma, resulting in China’s seafood exports to other countries declining year over year.

Taking these recent events into consideration, management has decided to capitalize on the opportunity and has begun investigating importing seafood from Norway, a country that is surrounded by clean waters, and is currently producing abundant supplies of seafood for European countries. Norway has very stringent health standards applied to its wild and farm harvested aquaculture industries.

By March 31, 2012, trial orders of frozen fish and live scallops were placed by the Company with a few reputable Norwegian suppliers. Management expects air shipment deliveries in May and by seafaring vessels later in the month to Guangzhou City.

The Company is negotiating with a group of restaurant chain operators to acquire equity in their operations, including exclusivity on beef supplied to those operations by our facilities. The Company intends to inform its stakeholders on any progress made in this area as it is made.

Consolidated Results

Revenues

Revenue including continued and discontinued operations increased by $12,858,485, or 411.93%, to $15,980,016 for the three months ended March 31, 2012 from $3,121,531 for the three months ended March 31, 2011. The increase was primarily due to the natural growth of revenue generated from the fishery, cattle farm, beef and the maturity of ongoing divisional businesses improving their revenues.

Cost of Goods Sold

Cost of Goods Sold included in continued and discontinued operations increased by $6,775,809, or 569.10%, to $7,966,424 for the three months ended March 31, 2012 from $1,190,615 for the three months ended March 31, 2011. The increase was primarily due to the Company increasing its scale of operations from continued operations - fishery, plantation, cattle farm and beef for three months ended March 31, 2012 as compared to the three months ended March 31, 2011.

Gross Profit

Gross profit including continued and discontinued operations increased by $6,082,676, or 315.02%, to $8,013,592 for the three months ended March 31, 2012 from $1,930,916 for the three months ended March 31, 2011. The increase was primarily due to the corresponding increase in revenues from fishery, cattle farm and beef operations.

General and Administrative Expenses and Interest Expenses

General and Administrative expenses (including depreciation and amortization) in continuing operations increased by $1,529,004, or 220.53%, to $2,222,322 for the three months ended March 31, 2012 from $693,318 for the three months ended March 31, 2011. The increase was primarily due to an increase in general office and corporate expenses, and wages and salaries amounting to $584,764 and $697,179, respectively.

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.

CEO Mr. Solomon Lee

Phone: 86-20-22057860

info@siafchina.com

Investor Relations (US and Europe)

Mr. Chad Sykes

Chad.Sykes@sinoagrofood.com

SINO AGRO FOOD, INC. CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$1,928,264	$1,387,908
Inventories	6,388,963	4,435,445
Cost and estimated earnings in excess of billings	-	456,104
Deposits and prepaid expenses	26,274,111	14,868,838
Accounts receivable, net of allowance for doubtful accounts	25,144,570	27,531,915
Due from related parties	15,820,752	15,820,752
Other receivables	17,050,003	9,688,871
Total current assets	92,606,663	74,189,833
Property and equipment
Property and equipment, net of accumulated depreciation	2,652,283	2,667,765
Construction in progress	8,742,636	3,577,869
Land use rights, net of accumulated amortization	56,206,199	56,507,470
Total property and equipment	67,601,118	62,753,104
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	8,400,417	6,977,675
Long term accounts receivable	5,936,718	5,936,718
License rights	1	1
Investment in unconsolidated corporate joint venture	1,076,489	1,258,607
Total other assets	16,138,565	14,897,941

Total assets	$176,346,346	$151,840,878

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$921,019	$1,202,104
Billings in excess of costs and estimated earnings on uncompleted contracts	2,040,452	1,962,119
Due to a director	2,552,788	289,764
Dividends payable	21,326	155,957
Other payables	21,959,847	11,968,148
Due to related parties	849,939	867,413
Total liabilities	28,345,371	16,445,505

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value	-	-
(10,000,000 shares authorized, 0 share issued and outstanding as of March 31, 2012 and December 31, 2011, respectively)
Series A preferred stock: $0.001 par value	-	-
(100 shares authorized, 100 shares issued and outstanding
as of March 31, 2012 and December 31, 2011, respectively)
Series B convertible preferred stock: $0.001 par value)	7,000	7,000
(10,000,000 shares authorized, 7,000,000 shares issued and outstanding)
as of March 31, 2012 and December 31, 2011, respectively)
Common stock: $0.001 par value	70,732	67,034
(100,000,000 shares authorized, 70,732,546 and 67,034,262 shares issued and oustanding as of March 31, 2012 and December 31, 2011, respectively)
Additional paid - in capital	74,910,045	72,794,902
Retained earnings	56,028,213	50,395,444
Accumulated other comprehensive income	3,912,106	3,446,838
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	133,678,096	125,461,218
Non - controlling interest	14,322,878	9,934,155
Total stockholders' equity	148,000,974	135,395,373
Total liabilities and stockholders' equity	$176,346,345	$151,840,878

The notes accompanying these financial statements included in the Form 10-Q to be filed with the Securities and Exchange Commission on May 21, 2012 are an integral part of these consolidated financial statements.

SINO AGRO FOOD, INC. CONSOLIDATED STATEMENTS OF INCOME

	Three months ended	Three months ended
	March 31, 2012	March 31, 2011
	(Unaudited)	(Unaudited)
Continuing operations
Revenue	$15,980,016	$3,121,531

Cost of goods sold	7,966,424	1,190,615

Gross profit	8,013,592	1,930,916

General and administrative expenses	(2,222,322)	(693,318)
Net income from operations	5,791,270	1,237,598

Other income (expenses)

Government grant	79,365	-

Other income	415,888	9,302

Gain (loss) of extinguishment of debts	255,151	92,926

Net income (expenses)	750,404	102,228

Net income before income taxes	6,541,674	1,339,826
		.
Provision for income taxes	-	-

Net income (loss) from continuing operations	6,541,674	1,339,826

Less: Net (income) loss attributable to the non - controlling interest	(908,905)	(428,913)

Net income (loss) from continuing operations attributable
to the Sino Agro Food, Inc. and subsidiaries	5,632,769	910,913

Discontinued operations

Net income from discontinued operations	-	10,203,951

Less: Net income attributable to the non - controlling interest	-	-

Net income from discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries	-	10,203,951

Net income (loss) attributable to the Sino Agro Food, Inc. and subsidiaries	5,632,769	11,114,864

Other comprehensive income (loss)
Foreign currency translation gain (loss)	620,357	1,175,674

Comprehensive income (loss)	6,563,126	12,290,538
Less: other comprehensive (income) loss attributable to
the non - controlling interest	(155,089)	(293,918)

Comprehensive income (loss) attributable to the Sino Agro Food, Inc. and subsidiaries	$6,098,037	$11,996,620

Earnings (loss) per share attributable to Sino Agro Food, Inc.
and subsidiaries common stockholders:

From continuing and discontinued operations

Basic	$0.08	$0.20

Diluted	$0.07	$0.18

Earnings (loss) per share attributable to Sino Agro Food, Inc.
and subsidiaries common stockholders:

From continuing operations

Basic	$0.08	$0.02

Diluted	$0.07	$0.01

Weighted average number of shares outstanding:

Basic	68,747,617	56,502,325

Diluted	75,747,617	63,502,325

The notes accompanying these financial statements included in the Form 10-Q to be filed with the Securities and Exchange Commission on May 21, 2012 are an integral part of these consolidated financial statements.

SINO AGRO FOOD, INC. CONSOLIDATED STATEMENTS OF CASH FLOW

	Three months ended	Three months ended
	March 31, 2012	March 31, 2011
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income (loss) from continuing operations	$6,541,674	$1,339,826

Adjustments to reconcile net income (loss) from continuing operations to net cash from operations:
Depreciation	57,624	40,353
Amortization	374,729	189,792
Common stock issued for services	1,069,528	-
Gain on extinguishment of debts	(255,151)	(92,926)
Changes in operating assets and liabilities:
Increase in inventories	(115,181)	(381,707)
Decrease in cost and estimated earnings in excess of billings on uncompleted contacts	456,104	-
(Increase) decrease in deposits and prepaid expenses	(12,474,802)	8,438
Increase in due to a director	2,263,024	113,081
(Decrease) increase in accounts payable and accrued expenses	(281,085)	372,932
Increase in other payables	9,899,096	16,347,616
Decrease in accounts receivable	2,387,345	(1,662,144)
Increase in billings in excess of costs and estimated earnings on uncompleted contracts	78,333	430,767
Decrease in amount due to related parties	(17,474)	-
Increase in other receivables	(7,361,132)	(13,060,168)
Net cash provided by operating activities	2,622,632	3,645,860
Cash flows from investing activities
Purchases of property and equipment	(7,223)	(6,449)
Acquisition of proprietary technology	(1,500,000)	-
Business combination of a subsidiary	(1,288,865)	-

Acquisition of land use rights	-	(704,388)

Investment in unconsolidated equity investee	(1,076,489)	-

Payment for construction in progress	(3,326,430)	(387,298)
Net cash used in investing activities	(7,199,007)	(1,098,135)
Cash flows from financing activities
Non - controlling interest contribution	3,324,729	-
Dividends paid	(134,631)	(3,905)
Net cash provided by (used in) financing activities	3,190,098	(3,905)
Net cash (used in) provided by continuing operations	(1,386,277)	2,543,820
Cash flows from discontinued operations
Net cash provided by operating activities	-	-
Net cash used in investing activities	-	(3,137,885)
Net cash provided by financing activities	-	-
Net cash used in discontinued operations	-	(3,137,885)

Effects on exchange rate changes on cash	1,926,633	(2,813,045)
Increase (decrease) in cash and cash equivalents	540,356	(3,407,110)

Cash and cash equivalents, beginning of period	1,387,908	3,890,026
Cash and cash equivalents, end of period	1,928,264	482,916
Less: cash and cash equivalents at the end of the period - discontinued operation	-	-
Cash and cash equivalents at the end of the period - continuing operations	$1,928,264	$482,916

Supplementary disclosures of cash flow information:
Cash paid for interest	-	-

Cash paid for income taxes	-	-

Non - cash transactions
Common stock issued for settlement of debts	$2,373,992	$1,989,000
Disposal proceeds receivable of sale of subsidiaries, HYT and ZX	$5,386,232	$44,295,612
Land use rights payable due to related parties	$-	$6,339,493
Elimination of unconsolidated corporate joint venture	$2,515,162	$-

The notes accompanying these financial statements included in the Form 10-Q to be filed with the Securities and Exchange Commission on May 21, 2012 are an integral part of these consolidated financial statements.